Exhibit 99.(16)(a)

Supplement dated July 12, 2022 to the Initial Summary Prospectus dated May 1, 2022, for the Pacific Odyssey (on and after October 1, 2013) variable annuity contracts issued by Pacific Life Insurance Company

The purpose of this supplement is to inform you of three new optional living benefit riders that will be offered starting July 18, 2022, subject to availability. This supplement must be preceded or accompanied by the Initial Summary Prospectus for your Contract, as supplemented. All information on your Initial Summary Prospectus dated May 1, 2022, remains in effect unless otherwise supplemented. Capitalized terms used in this supplement are defined in your Initial Summary Prospectus unless otherwise defined herein. ‘‘We,’’ ‘‘us,’’ or ‘‘our’’ refer to Pacific Life Insurance Company; ‘‘you’’ or ‘‘your’’ refer to the Contract Owner. You can obtain a copy of the current Initial Summary Prospectus by contacting us at (833) 455-0901, or online at PacificLife.com/Prospectuses. Please retain it for future reference.

The IMPORTANT INFORMATION YOU SHOULD CONSIDER ABOUT YOUR CONTRACT table is deleted and replaced with the following:

FEES AND EXPENSES				LOCATION IN PROSPECTUS
Charges for Early Withdrawals	There are no withdrawal charges.			Fee Tables
Transaction Charges	There are no transaction charges under this Contract (for example, sales loads, charges for transferring Contract Value between Investment Options, or wire transfer fees).
Ongoing Fees and Expenses (annual charges)

The table below describes the fees and expenses that you may pay each year, depending on the options you choose. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected. Advisory fees for services provided by your financial professional taken from your Contract Value or other assets and are not reflected in the Annual Fees below. If such fees were reflected, the annual costs of your Contract would be higher.

Charges Fees and Deductions

Appendix: Funds Available Under the Contract

Charges, Fees and Deductions – Living Benefit Rider Charges

Charges, Fees and Deductions – Mortality and Expense Risk Charge and Optional Death Benefit Rider Charge

	ANNUAL FEES	MINIMUM	MAXIMUM
	1. Base Contract 2. Investment Options (Fund fees and expenses) 3. Optional Benefits (for a single option, if elected)	0.30%[1] 0.27%[2] 0.20%[3]	0.40%[1] 2.14%[2] 3.50%[3]

Because your Contract is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning your Contract, the following table shows the lowest and highest cost you could pay each year based on current charges.

	Lowest Annual Cost: $634	Highest Annual Cost: $[ ]
Assumes: • Investment of $100,000 • 5% annual appreciation • Least expensive combination of base Contract and Fund fees and expenses • No optional benefits • No sales charges

Assumes:

•                   Investment of $100,000

•                   5% annual appreciation

•                   Most expensive combination of base Contract, optional benefits, and Fund fees and expenses

•                   No sales charges

•                   No additional purchase payments, transfers, or withdrawals

FEES AND EXPENSES	LOCATION IN PROSPECTUS
• No additional purchase payments, transfers, or withdrawals

1 As a percentage of the average daily Variable Account Value. This percentage includes the Mortality and Expense Risk Charge and the Administrative Fee. If your Contract was issued before December 1, 2016, your Administrative Fee annual rate is 0.25%.

2 As a percentage of Fund assets.

3 As a percentage of the Protected Base (for an optional living benefit) or average daily Variable Account Value (for an optional death benefit).

The Living Benefits paragraph in the OVERVIEW OF THE CONTRACT section is deleted and replaced with the following:

Living Benefits. You may purchase an optional guaranteed minimum withdrawal benefit and guaranteed minimum accumulation benefit riders, for an additional cost. The guaranteed minimum withdrawal benefit riders focus on providing an income stream for life through withdrawals during the accumulation phase beginning at the age for lifetime withdrawals specified by the rider, if certain conditions are met. The guaranteed minimum accumulation benefit riders focus on providing principal protection, if certain conditions are met. The riders that are currently available are:

•                  Future Income Generator (Single and Joint)

•                  Enhanced Income Select 2 (Single and Joint)

•                  CoreIncome Advantage Select (Single and Joint)

•                  Protected Investment Benefit – 5 and 10 Year Options

•                  Buffered Investment Benefit – 5-Year (10% Buffer), 7-Year (10% or 15% Buffer), and 10-Year (10%, 15%, or 20% Buffer) Options

For more information, restrictions, and when you may purchase available riders, see the BENEFITS AVAILABLE UNDER THE CONTRACT, Optional Living Benefit Riders, and OPTIONAL RIDER NOT AVAILABLE FOR PURCHASE APPENDIX sections.

The following is included in the BENEFITS AVAILABLE UNDER THE CONTRACT section:

Optional Living Benefits (Additional Charges Apply)
Name of Benefit	Purpose	Maximum Annual Fee	Brief Description of Restrictions/Limitations
Buffered Investment Benefit (5 Year Option) – 10% Buffer	This benefit may add an additional amount to the Contract Value if the Contract Value is less than the Protected Base at the end of a 5-year term.	3.50% (as a percentage of the Protected Base)

•      Available only at Contract purchase and renewable at the end of the term, subject to availability.

•      Must follow investment allocation requirements which limit the number of allowable Investment Options.

•      Cannot change Buffer Percentage during the Term of the rider.

•      Age of the Owner and Annuitant on the date of purchase is lesser of 85 years or 5 years from the maximum annuitization age at time of purchase.

•      The rider’s effective date is at least 5 years before your selected Annuity Date.

•      Any additional Purchase Payments made after the first year of a Term will increase the Contract Value and may reduce or eliminate the benefit provided by this Rider. Given the limitations on crediting of subsequent purchase payments for rider purposes and investment

Optional Living Benefits (Additional Charges Apply)
Name of Benefit	Purpose	Maximum Annual Fee	Brief Description of Restrictions/Limitations

allocation restrictions, the likelihood that an additional amount will be added to the Contract Value may be minimal.

•      Withdrawals (including RMD withdrawals) made during the Term will lower the Protected Base.

•      Additional amount is only paid if the Contract Value is less than the Protected Base at the end of the Term.

•      May not voluntarily terminate the rider.

•      Benefit and benefit charges terminate upon annuitization.

Buffered Investment Benefit (7 Year Option) – 10% Buffer and 15% Buffer	This benefit may add an additional amount to the Contract Value if the Contract Value is less than the Protected Base at the end of a 7-year term.	3.50% (as a percentage of the Protected Base)

•      Available only at Contract purchase and renewable at the end of the term, subject to availability.

•      Must follow investment allocation requirements which limit the number of allowable Investment Options.

•      Cannot change Buffer Percentage during the Term of the rider.

•      Age of the Owner and Annuitant on the date of purchase is lesser of 85 years or 7 years from the maximum annuitization age at time of purchase.

•      The rider’s effective date must be at least 7 years before your selected Annuity Date.

•      Any additional Purchase Payments made after the first year of a Term will increase the Contract Value and may reduce or eliminate the benefit provided by this Rider. Given the limitations on crediting of subsequent purchase payments for rider purposes and investment allocation restrictions, the likelihood that an additional amount will be added to the Contract Value may be minimal.

•      Withdrawals (including RMD withdrawals) made during the Term will lower the Protected Base.

•      Additional amount is only paid if the Contract Value is less than the Protected Base at the end of the Term.

•      May not voluntarily terminate the rider.

•      Benefit and benefit charges terminate upon annuitization.

Buffered Investment Benefit (10 Year Option) – 10% Buffer, 15% Buffer, and 20% Buffer	This benefit may add an additional amount to the Contract Value if the Contract Value is less than the Protected Base at the end of a 10-year term.	3.50% (as a percentage of the Protected Base)

•      Available only at Contract purchase and renewable at the end of the term, subject to availability.

•      Must follow investment allocation requirements which limit the number of allowable Investment Options.

•      Cannot change Buffer Percentage during the Term of the rider.

•      Age of the Owner and Annuitant on the date of purchase is lesser of 85 years or 10 years from

Optional Living Benefits (Additional Charges Apply)
Name of Benefit	Purpose	Maximum Annual Fee	Brief Description of Restrictions/Limitations

the maximum annuitization age at time of purchase.

•      The rider’s effective date must be at least 10 years before your selected Annuity Date.

•      Any additional Purchase Payments made after the first year of a Term will increase the Contract Value and may reduce or eliminate the benefit provided by this Rider. Given the limitations on crediting of subsequent purchase payments for rider purposes and investment allocation restrictions, the likelihood that an additional amount will be added to the Contract Value may be minimal.

•      Withdrawals (including RMD withdrawals) made during the Term will lower the Protected Base.

•      Additional amount is only paid if the Contract Value is less than the Protected Base at the end of the Term.

•      May not voluntarily terminate the rider.

•      Benefit and benefit charges terminate upon annuitization.

The Annual Contract Expenses subsection is amended to include the following:

Guaranteed Minimum Accumulation Benefit Maximum Charges (as a percentage of the Protected Base)
Buffered Investment Benefit (5-Year Option)	3.50%
Buffered Investment Benefit (7-Year Option)	3.50%
Buffered Investment Benefit (10-Year Option)	3.50%

The Examples subsection is deleted and replaced with the following:

Examples

The Examples are intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include transaction expenses, annual Contract expenses, and annual Fund expenses. The example assumes that you invest $100,000 in the Contract for the time periods indicated. The Example also assumes that your investment has a 5% return each year and assumes the most expensive combination of annual Fund expenses and optional benefits available for an additional charge. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

•         If you surrendered or annuitized your Contract at the end of the applicable time period, or left your money in your Contract:

1 Year	3 Years	5 Years	10 Years
[ ]	[ ]	[ ]	[ ]

The following is added to the LIVING BENEFIT INVESTMENT ALLOCATION REQUIREMENTS section of the APPENDIX: FUNDS AVAILABLE UNDER THE CONTRACT:

Investment Allocation Requirements

At initial purchase and during the entire time that you own an optional living benefit rider, you must allocate your entire Contract Value to the Investment Options we make available for these riders. You may allocate your Contract Value 100% among the allowable Investment Options.

If you purchase the Buffered Investment Benefit (5-Year Option, 7-Year Option, or 10-Year Option), all Investment Options are currently allowable under the rider except the below Investment Options. You may NOT invest in any of the following Investment Options:

American Funds IS High-Income Trust Fund	Invesco V.I. S&P 500 Buffer Fund – June Series
BlackRock Health Sciences Fund	Lord Abbett Bond Debenture Portfolio
Delaware Ivy VIP Energy	MFS Small-Cap Growth Series
Invesco V.I. Global Real Estate Fund	MFS Technology Series
Invesco V.I. NASDAQ 100 Buffer Fund - September Series Invesco V.I. NASDAQ 100 Buffer Fund – December Series	MFS Utilities Series Pacific Select Fund Emerging Markets Debt Portfolio
Invesco V.I. NASDAQ 100 Buffer Fund – March Series	Pacific Select Fund High Yield Bond Portfolio
Invesco V.I. NASDAQ 100 Buffer Fund – June Series	Pacific Select Fund Real Estate Portfolio
Invesco V.I. S&P 500 Buffer Fund – September Series	PIMCO VIT Commodity RealReturn Portfolio
Invesco V.I. S&P 500 Buffer Fund – December Series	VanEck VIP Global Resources Fund
Invesco V.I. S&P 500 Buffer Fund – March Series

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